SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 6, 2006 The Midland Company entered into a Design-Build Agreement with Miller-Valentine Construction, LLC filed herewith as Exhibit 10.1. Under this Agreement Miller-Valentine has agreed to provide certain design and construction services for an expansion of Midland’s Clermont County, Ohio facility. The project contemplated by the Agreement, scheduled for completion in September 2007, is expected to add approximately 205,000 square feet of office space and expand the existing Midland Training Center by approximately 20,000 square feet. Midland expects the costs of the project to approximate $29 million. The description of this Agreement is qualified in its entirety by the Agreement filed as an exhibit herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1 Design-Build Agreement dated March 6, 2006 between The Midland Company and Miller-Valentine Construction, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: March 6, 2006	By:	/s/ John I. Von Lehman
John I. Von Lehman
Executive Vice President, Chief Financial Officer and Secretary